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                                                               Exhibit (a)(1)(D)

                         GABELLI ASSET MANAGEMENT INC.

                           OFFER TO PURCHASE FOR CASH

                  800,000 SHARES OF ITS CLASS A COMMON STOCK,
                          PAR VALUE $0.001 PER SHARE,
                              AT A PURCHASE PRICE
             NOT IN EXCESS OF $31.75 NOR LESS THAN $28.00 PER SHARE
                       PURSUANT TO THE OFFER TO PURCHASE
                               DATED JUNE 5, 2003

            THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
     WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JULY 7, 2003,
                      UNLESS THE TENDER OFFER IS EXTENDED.

                                                                    June 5, 2003

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     Gabelli Asset Management Inc., a New York corporation, is offering to purchase for cash 800,000 shares of its Class A common stock, par value $0.001 per share, at prices, net to the seller in cash, without interest, not greater than $31.75 nor less than $28.00 per share, specified by its stockholders, upon the terms and subject to the conditions set forth in Gabelli's Offer to Purchase, dated June 5, 2003, and in the related Letter of Transmittal which, as may be amended and supplemented from time to time, together constitute the tender offer. The description of the tender offer in this letter is only a summary and is qualified by all of the terms and conditions of the tender offer set forth in the Offer to Purchase and Letter of Transmittal.

     Gabelli will, upon the terms and subject to the conditions of the tender offer, determine a single per share price, not in excess of $31.75 nor less than $28.00 per share, that it will pay for shares properly tendered and not properly withdrawn under the tender offer, taking into account the number of shares so tendered and the prices specified by tendering stockholders. Gabelli will select the lowest purchase price that will allow it to purchase 800,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn, at prices not in excess of $31.75 nor less than $28.00 per share. All shares properly tendered before the "expiration date" (as defined in Section 1 of the Offer to Purchase), at prices at or below the purchase price, and not properly withdrawn, will be purchased by Gabelli at the purchase price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the proration provisions thereof. All shares acquired in the tender offer will be acquired in the same purchase price. Shares tendered at prices in excess of the purchase price and shares not purchased because of proration will be returned at Gabelli's expense to the stockholders who tendered such shares promptly after the expiration date. Gabelli reserves the right, in its sole discretion, to purchase more than 800,000 shares under the tender offer, subject to applicable law. See Sections 1 and 3 of the Offer to Purchase.

     If, at the expiration date, more than 800,000 shares, or such greater number of shares as Gabelli may elect to purchase pursuant to the tender offer and in accordance with applicable law, are properly tendered at or below the purchase price selected by Gabelli and not properly withdrawn, Gabelli will, upon the terms and subject to the conditions of the tender offer, accept shares for purchase on a pro rata basis from all stockholders whose shares are properly tendered at or below the purchase price and not properly withdrawn.

     If the number of shares properly tendered is less than or equal to 800,000 shares (or such greater number of shares as Gabelli may elect to purchase pursuant to the tender offer and in accordance with applicable law),
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Gabelli will, upon the terms and subject to the conditions of the tender offer, purchase at the purchase price selected by Gabelli all shares so tendered.

     THE TENDER OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE TENDER OFFER IS, HOWEVER, SUBJECT TO OTHER CONDITIONS. SEE SECTION 6 OF THE OFFER TO PURCHASE.

     For your information and for forwarding to your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:

     1.  Offer to Purchase, dated June 5, 2003;

     2. Letter of Transmittal for your use and for the information of your clients (together with accompanying instructions and Substitute Form W-9);

     3. Letter to stockholders of Gabelli dated June 5, 2003, from the Vice-President, General Counsel and Secretary of Gabelli;

     4. Letter to clients dated June 5, 2003, that you may send to those of your clients for whose accounts you hold shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the tender offer;

     5. Notice of Guaranteed Delivery to be used to accept the tender offer if the share certificates and all other required documents cannot be delivered to the depositary before the expiration date or if the procedure for book-entry transfer cannot be completed before the expiration date;

     6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     7.  A return envelope addressed to the depositary.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JULY 7, 2003, UNLESS THE TENDER OFFER IS EXTENDED.

     No fees or commissions will be payable to brokers, dealers, commercial banks, trust companies or any person for soliciting tenders of shares under the tender offer. Gabelli will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to the beneficial owners of shares held by you as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank or trust company has been authorized to act as the agent of Gabelli or the depositary for purposes of the tender offer. Gabelli will pay or cause to be paid any stock transfer taxes applicable to its purchase of shares, except as otherwise provided in the Offer to Purchase and Letter of Transmittal.

     In order to take advantage of the tender offer, a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, including any required signature guarantees and any other required documents, should be sent to the depositary with either a certificate or certificates representing the tendered shares or confirmation of their book-entry transfer, all in accordance with the instructions set forth in the Offer to Purchase and Letter of Transmittal.

     Holders of shares whose certificate(s) for such shares are not immediately available, holders who cannot deliver such certificate(s) and all other required documents to the depositary or holders who cannot complete the procedures for book-entry transfer before the expiration date must tender their shares according to the procedure for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

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     Any inquiries you may have with respect to the tender offer should be addressed to Robert Zuccaro, Gabelli's Chief Financial Officer, at the address and telephone number set forth on the back cover page of the Offer to Purchase. Additional copies of the enclosed material may also be obtained from Mr. Zuccaro at the address and telephone number set forth on the back cover page of the Offer to Purchase.

                                          Very truly yours,

                                          GABELLI ASSET MANAGEMENT INC.

ENCLOSURES

     NOTHING CONTAINED IN THIS DOCUMENT OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY OTHER PERSON AS AN AGENT OF GABELLI OR THE DEPOSITARY OR ANY AFFILIATE OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE TENDER OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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